UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2019

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Twitter, Inc. (the “Company”) on February 7, 2019 (the “Current Report”). This amendment is being filed to amend the earnings shareholder letter furnished as Exhibit 99.1 (the “Shareholder Letter”) to the Current Report to add several rows of the Condensed Consolidated Statements of Cash Flows under the heading of “Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flows” that was inadvertently omitted from page 16 of the Shareholder Letter. Except as described above, all other information in the Current Report remains unchanged.

Item 2.02  Results of Operations and Financial Condition.

On February 7, 2019, the Company announced its financial results for the quarter and fiscal year ended December 31, 2018 by issuing a letter to its shareholders and a press release. The full text of the Company’s letter to its shareholders is attached hereto as Exhibit 99.1 to this Form 8-K/A, corrected to add the information described in the Explanatory Note above, and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K/A, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Letter to Shareholders dated February 7, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Ned Segal
Ned Segal Chief Financial Officer

Date:  February 7, 2019